Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Ordinary Shares of

JOHNSON CONTROLS INTERNATIONAL PLC

Pursuant to its Offer to Purchase For Cash up to $4,000,000,000 of its Ordinary Shares

At a Purchase Price Not Greater Than $40.00 Per Share and

Not Less Than $36.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 31, 2019, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

THE OFFER TO PURCHASE (AS DEFINED BELOW) AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH OF THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

If you wish to tender all or a portion of your Shares (as defined below), this form must be used to accept the Offer (as defined below) if (1) the certificates for your Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date, (2) you cannot comply with the procedure for book-entry transfer by the Expiration Date or (3) your other required documents, including a validly completed and duly executed Letter of Transmittal, cannot be delivered to the Depositary by the Expiration Date, as set forth in Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase.

This form, signed and validly completed, may be delivered by overnight courier or by facsimile transmission (for Eligible Institutions only) to Equiniti Trust Company, the Depositary for the Offer (the “Depositary”). See Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase and the Letter of Transmittal. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

Equiniti Trust Company

By First-Class, Registered or Certified Mail: Equiniti Trust Company Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Express Mail or Overnight Courier: Equiniti Trust Company Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120-4100

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to the Company (as defined below), Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the dealer managers for the Offer, D.F. King & Co., Inc., the information agent for the Offer, The Depository Trust Company (“DTC”) or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Johnson Controls International plc, an Irish public company limited by shares (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto and the Offer to Purchase, collectively constitute the “Offer”), receipt of which are hereby acknowledged, the number of ordinary shares, par value $0.01 per share, of the Company (the “Shares”) as set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares to be Tendered:

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.

SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder” below, the undersigned hereby tenders Shares at the purchase price as shall be determined by the Company in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that the Company will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby instructs that the Shares referenced above be tendered at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $36.00 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a per-Share price as low as $36.00.

2.

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer” above, the undersigned hereby instructs that the Shares referenced above be tendered at the price checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if the purchase price determined by the Company for the Shares is less than the price checked below.

	☐ $36.00	☐ $36.25	☐ $36.50	☐ $36.75	☐ $37.00	☐ $37.25

	☐ $37.50	☐ $37.75	☐ $38.00	☐ $38.25	☐ $38.50	☐ $38.75

	☐ $39.00	☐ $39.25	☐ $39.50	☐ $39.75	☐ $40.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE WILL BE NO VALID TENDER OF SHARES.

A SHAREHOLDER WISHING TO HAVE SHARES TENDERED AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY VALIDLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Section 1, “Aggregate Purchase Price for Shares; Priority of Purchase;
Proration,” of the Offer to Purchase and Instruction 14 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee (the “Tendering Institution”) that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Each shareholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the shareholder must have tendered all of his or her Shares and checked this box:

☐	The Shares to be tendered represent all Shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Area Code(s) and Telephone Number(s):

Signature(s):

Dated:                     , 2019

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary certificates representing such Shares or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a validly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within two trading days of the date of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                         , 2019

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT WITH

THE LETTER OF TRANSMITTAL UNLESS DELIVERY OF

THE SHARES IS MADE BY BOOK-ENTRY TRANSFER.